RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            CHEFS INTERNATIONAL, INC.


         CHEFS INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is CHEFS INTERNATIONAL, INC. and the name under which the corporation was originally incorporated is CHEF'S INTERNATIONAL, INC. The date of filing of its original Certificate of Incorporation with the Secretary of State was March 5, 1975.

         2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

                                    * * * * *

         1.       The name of the corporation is

                            CHEFS INTERNATIONAL, INC.

         2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington,

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County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

         To establish, build, purchase or otherwise acquire, lease, maintain, manage and operate restaurants and other eating places, and to deal in, sell and dispose of foods, beverages, liquors, and food products of all kinds.

         To construct, own, buy, sell, lease, equip and operate restaurants and restaurant enterprises of all kinds.

         To conduct a general public relations business furnishing services in advertising, promoting and developing the restaurant and catering business.

         To develop methods for increasing and improving the restaurant business and to promote the all aspects of the restaurant business.

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         To manufacture purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

         To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and

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property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

         To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

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         To borrow or raise  money for any of the  purposes  of the  corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

         To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

         In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

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         The business and purposes  specified in the  foregoing  clauses  shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

         4. The total number of shares of stock which the corporation shall have authority to issue is fifteen million (15,000,000) shares of Common Stock having a par value of $.01 per share.

         5. The name and mailing address of each incorporator is as follows:

         Name                        Mailing Address
         ----                        ---------------
B.A. Pennington                      100 West Tenth Street
                                     Wilmington, Delaware 19800

W.J. Reif                            100 West Tenth Street
                                     Wilmington, Delaware 19800

R.F. Andrews                         100 West Tenth Street
                                     Wilmington, Delaware 19800


         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

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         To make, alter or repeal the by-laws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member, Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the

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stockholders  the sale,  lease or  exchange of all or  substantially  all of the
corporation's   property  and  assets,   recommending  to  the   stockholders  a
dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.


         8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

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         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         10. No Director of the corporation shall have liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director occurring after the date on which the Certificate of Amendment amending the Certificate of Incorporation to include this Article 10 is filed with the Secretary of State of Delaware; provided, however, that the foregoing shall not limit or eliminate the liability of a director (i)for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                                    * * * * *

         4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of this corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

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         5. This Restated Certificate of Incorporation shall be effective on the date this Restated Certificate of Incorporation is filed with the Secretary of State of Delaware.

         IN WITNESS WHEREOF, said CHEFS INTERNATIONAL, INC. has caused this Certificate to be signed by Anthony Papalia, its President, this 12th day of March, 1999.

                                             CHEFS INTERNATIONAL, INC.

                                             By /s/ANTHONY PAPALIA
                                                --------------------------------
                                                   Anthony Papalia, President

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